EXHIBIT 99.2

CONFERENCE CALL – CORAUTUS GENETICS INC.

MODERATOR FROM RCI WILL ANNOUNCE THE CALL, GIVE INSTRUCTIONS AND READ THE SAFE HARBOR STATEMENT.

Good morning. I am Richard Otto, the CEO of Corautus Genetics and I’d like to welcome you to our conference call.

As I’m sure you can imagine, we at Corautus are pleased to announce our alliance with Boston Scientific. Boston Scientific is a worldwide developer, manufacturer and marketer of less invasive medical devices. They have successfully introduced numerous products into the cardiovascular market and are a respected leader in the treatment of cardiovascular disease.

To start, I’d like to recap the highlights of the strategic alliance between Corautus and Boston Scientific as outlined in yesterday’s press release.

First and foremost, the objective of the alliance is to develop and commercialize cardiovascular therapies using the Vascular Endothelial Growth Factor 2 gene – commonly known as VEGF-2. Corautus has the exclusive worldwide license to use VEGF-2 for gene therapy in the treatment of vascular disease from Human Genome Sciences, Inc. Human Genome Sciences has been a loyal and supportive licensor and shareholder in Corautus’ efforts. Corautus also licenses patented technology from Vical

Incorporated and Caritas St. Elizabeth’s Medical Center of Boston for the delivery of the gene.

I’ll go into more details about the technology a little later, but I will say that our management feels that this collaboration offers opportunities to improve the condition of people with coronary artery disease. By pooling the assets and experience of both organizations, we feel that we have the chance to make significant medical advances in the treatment of coronary artery disease.

I’d like to turn the call over to our CFO, Robert Atwood, to recap the financial terms:

-	The combined investment by Boston Scientific could total $25 million;

-	Boston Scientific has made an initial $9 Million equity investment in Corautus, which represents 10% of Corautus’ equity on a fully diluted basis;

-	Boston Scientific has paid an upfront $1 million license fee for certain intellectual property;

-	At Corautus’ option, Boston Scientific will purchase convertible debt in three $5 million tranches, each tranche will be based on development milestone achievements by Corautus, for a potential maximum amount of $15 million of convertible debt; and

-	Boston Scientific will support Corautus’ efforts by supplying for the trials the specialized catheters necessary to deliver the VEGF-2 gene to the heart muscle.

I would like to state that we expect to timely file our Form 10-Q for the second quarter on or before August 14, 2003. With that being said, details regarding our financials will not be discussed today, and the information disclosed in this call is limited to publicly available information, including the disclosures made on the two recent Form 8-K filings, one for the press release and one for the script for this call.

RICHARD WILL NOW RESUME THE DISCUSSION:

Thanks Bob.

On the clinical side, Corautus plans to embark on a Phase IIB clinical trial in the latter part of 2003. Boston Scientific will provide the specially designed catheters for this trial. This is a new cardiac delivery catheter that was designed specifically to deliver genes to the heart without deactivating the gene.

The other important components of this transaction involve future activities. Upon receipt of regulatory approval, Boston Scientific will become our exclusive distributor for this cardiovascular gene therapy technology, utilizing their established specialized cardiovascular sales force.

In addition, the collaboration provides a structure that will allow both parties to jointly develop additional technologies. It is our hope that we will produce exciting, new medical advances that are built on the foundation of Boston Scientific’s medical device expertise and supporting patents and Corautus’ gene licenses.

Now, for those of you not fully familiar with our company and program, I’d like to introduce you to Corautus and give you an overview of Corautus’ cardiovascular technology and our clinical trial program.

We are located in San Diego and Atlanta and are listed on The American Stock Exchange. Our ticker symbol is CAQ. We have approximately ten million shares outstanding. Corautus was formed through the merger of GenStar Therapeutics and Vascular Genetics in February of 2003.

Our company is dedicated to the development of gene transfer products for the treatment of cardiovascular disease.

Corautus’ core technology is based upon gene transfer technology for “therapeutic angiogenesis.” In this technology, the injection of genes for vascular growth factors — VEGF-2 — is believed to stimulate the formation of new blood vessels to help compensate for reduced blood flow due to advanced cardiovascular disease.

We believe this treatment has the potential to relieve patients’ symptoms, such as angina attacks, and improve the function of the heart.

One of the keys to successfully transferring VEGF-2 into the cardiac muscle is the delivery system. There are many complex elements that go into creating a cardiac delivery catheter that can deliver genes to the heart without deactivating the gene. Boston Scientific, which possesses a far-reaching portfolio for the delivery of gene therapy products and unparalleled expertise in medical devices, is an ideal partner for providing the necessary specialized catheters.

Our earlier clinical trials have generated promising data in the treatment of severe coronary artery disease. In early stage trials of limited size, the results have demonstrated that many patients who have been in the trials experienced reduced incidents of angina attacks and a diminution of pain or discomfort with little or no side-effects.

Our next step, which we plan to implement in the fourth quarter of this year, is a Phase IIB trial that will use Boston Scientific’s catheters for the gene therapy transfer of VEGF-2 into ischemic cardiac muscle cells. It is proposed to be a multi-center, randomized, double-blind, dose ranging placebo-controlled study. We expect, that as in earlier trials, that the primary endpoint is an increase in Exercise Tolerance Time (treadmill time) and the two secondary endpoints are to be Nuclear Perfusion Imaging (SPECT) (to show a decrease in ischemic tissue) and a decrease in angina. This study is being designed for Class III and IV angina patients (this is severe angina) who have been unresponsive to conventional therapy, such as medication, surgery or minimally invasive interventional procedures.

If this technology is ultimately approved, we foresee the potential for a large market due to the fact that coronary artery disease is such a widespread disease—often a silent killer—and there are currently limited effective treatment options for the treatment of advanced coronary artery disease. The American Heart Association estimates that, in the U.S. alone, six to seven million patients suffer from angina and approximately 300,000 patients suffer from refractory coronary artery disease each year.

In addition, we will look to explore the possibility of utilizing similar technology for other diseases such as Peripheral Artery Disease.

Boston Scientific, a New York Stock Exchange company, probably needs no introduction for many of you. They are a worldwide manufacturer and marketer of medical devices. Their products are used in a broad range of interventional medical specialties.

Boston Scientific has a strong intellectual property portfolio specific to gene therapy, and this arrangement could provide both organizations with the opportunity to launch their first gene therapy product.

In closing, we would just like to say again how pleased we are to announce this alliance with Boston Scientific. We think it will be mutually beneficially for everybody including our employees, shareholders and our foremost constituency, the patients.

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This document may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, benefits from the alliance with Boston Scientific, synergies from the merger between GenStar and Vascular Genetics, results of the reverse stock split, research, development and commercialization of our product candidates, anticipated trends in our business, approval of our product candidates and other risks that could cause actual results to differ materially. These risks are discussed in the Corautus Genetics Inc., and GenStar Therapeutics Corporation’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in Corautus’ Annual Report on Form 10-K (File No. 001-15833) filed March 28, 2003, all of which are incorporated by reference into this document.

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